Filed with the Securities and Exchange Commission on February 11, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THOR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	93-0768752
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 East Beardsley Avenue

Elkhart, Indiana 46514-3305

(Address of principal executive offices) (Zip code)

THOR Industries, Inc. Amended 2016 Equity and Incentive Plan

(Full title of the plan)

Trevor Q. Gasper, Esq.

Thor Industries, Inc.

601 East Beardsley Avenue

Elkhart, Indiana 46514-3305

574-970-7460

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is being filed for the purpose of registering the offer and sale of an additional 1,600,000 shares of Common Stock, par value $0.10 per share, of THOR Industries, Inc. (the “Registrant”) which may be issued under the Registrant’s Amended 2016 Equity and Incentive Plan. Accordingly, this registration statement incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-215015) filed by the Registrant on December 9, 2016, relating to the Common Stock to be issued under the Registrant’s 2016 Equity and Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item	8. Exhibits

Exhibit Number	Description

4.1	Thor Industries, Inc. Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2018)

4.2	Thor Industries, Inc. Amended and Restated By-Laws, as amended (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2018)

5.1*	Opinion of Ice Miller LLP

23.1*	Consent of Counsel (included in Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP

24.1*	Power of Attorney (included on signature pages to this registration statement)

99.1	THOR Industries, Inc. Amended 2016 Equity and Incentive Plan (incorporated by reference to Appendix A to the supplement to registrant’s proxy statement filed with the SEC on December 2, 2021)

107.1*	Filing Fee Table

*Filed	herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elkhart, State of Indiana, as of the 11th day of February, 2022.

THOR INDUSTRIES, INC.

/s/ Robert W. Martin
Robert W. Martin
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Martin and Trevor Q. Gasper, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on February 11, 2022.

/s/ Robert W. Martin	/s/ Colleen Zuhl
Robert W. Martin	Colleen Zuhl
Director, President and Chief Executive Officer	Senior Vice President and Chief Financial Officer
(Principal executive officer)	(Principal financial and accounting officer)

/s/ Andrew E. Graves	/s/ Peter B. Orthwein
Andrew E. Graves	Peter B. Orthwein
Chairman of the Board, Director	Chairman Emeritus of the Board

/s/ Christina Hennington	/s/ Amelia A. Huntington
Christina Hennington	Amelia A. Huntington
Director	Director

/s/ Laurel Hurd	/s/ Wilson Jones
Laurel Hurd	Wilson Jones
Director	Director

/s/ William J. Kelley, Jr.	/s/ Christopher Klein
William J. Kelley, Jr.	Christopher Klein
Director	Director

/s/ James L. Ziemer
James L. Ziemer
Director